Pitney Hardin LLP (MAIL TO) P.O. BOX 1945 MORRISTOWN, NEW JERSEY 07962-1945 ———— (DELIVERY TO) 200 CAMPUS DRIVE FLORHAM PARK, NEW JERSEY 07932-0950 (973) 966-6300 FACSIMILE (973) 966-1015	NEW YORK, NEW YORK (212) 297-5800 FACSIMILE (212) 916-2940 BRUSSELS, BELGIUM 32-02-514-54-19 FACSIMILE 32-02-514-16-59

May 2, 2006

ION Networks, Inc.

120 Corporate Boulevard

South Plainfield, New Jersey 07080

Re:	ION Networks, Inc. - Registration Statement on Form SB-2; Registration No. 333-124274

We refer to the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, Registration No. 333-124274 (the “Registration Statement”) being filed by ION Networks, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 12,774,096 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 797,230 shares of Common Stock issuable to certain of the selling stockholders identified in the Registration Statement upon conversion of 79,723 shares of the Company’s Series A Preferred Stock (the “Preferred Stock”) and 48,000 shares of Common Stock issuable to certain of the selling stockholders identified in the Registration Statement upon exercise of outstanding warrants (the “Warrants”).  The shares of common stock issuable upon conversion of Preferred Stock and exercise of Warrants are referred to herein as the “Conversion Shares”.

In connection with our opinion, we have examined the Registration Statement.  We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors and stockholders of the Company, and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with authentic original documents of all of the documents submitted to us as copies.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

The Shares, other than the Conversion Shares, have been validly issued,  and are fully paid and non-assessable.

2.

The Conversion Shares, when issued upon conversion of, and in accordance with the terms of, the Preferred Stock, or upon exercise of, and in accordance with the terms of, the Warrants, as the case may be, will be validly issued, fully paid and non-assessable.

Our opinion herein reflects only the application of applicable Federal laws of the United States of America and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement such opinion should such law be changed by legislative action, judicial action or otherwise.

This opinion letter is being delivered by us solely for your benefit pursuant to the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.  We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder or Item 509 of Regulation S-B under the Securities Act.

Very truly yours,

/s/ Pitney Hardin LLP

PITNEY HARDIN LLP